Exhibit 99.2

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

For the 3 months ending December 31, 2010 and 2009

	4th Quarter
(in thousands, except per share data)	2010	2009	Change
Operating Revenues
Oil and gas operations	$252,451	$216,388	$36,063
Natural gas distribution	121,640	146,417	(24,777)

Total operating revenues	374,091	362,805	11,286

Operating Expenses
Cost of gas	54,038	73,771	(19,733)
Operations and maintenance	99,584	105,775	(6,191)
Depreciation, depletion and amortization	62,840	62,776	64
Taxes, other than income taxes	20,453	21,230	(777)
Accretion expense	1,610	1,330	280

Total operating expenses	238,525	264,882	(26,357)

Operating Income	135,566	97,923	37,643

Other Income (Expense)
Interest expense	(9,827)	(9,793)	(34)
Other income	1,730	914	816
Other expense	(102)	(101)	(1)

Total other expense	(8,199)	(8,980)	781

Income Before Income Taxes	127,367	88,943	38,424
Income tax expense	47,117	30,322	16,795

Net Income	$80,250	$58,621	$21,629

Diluted Earnings Per Average Common Share	$1.11	$0.81	$0.30

Basic Earnings Per Average Common Share	$1.12	$0.82	$0.30

Diluted Avg. Common Shares Outstanding	72,081	72,057	24

Basic Avg. Common Shares Outstanding	71,862	71,701	161

Dividends Per Common Share	$0.13	$0.125	$0.005

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

For the 12 months ending December 31, 2010 and 2009

	Year-to-date
(in thousands, except per share data)	2010	2009	Change
Operating Revenues
Oil and gas operations	$958,762	$822,546	$136,216
Natural gas distribution	619,772	617,874	1,898

Total operating revenues	1,578,534	1,440,420	138,114

Operating Expenses
Cost of gas	316,988	306,054	10,934
Operations and maintenance	429,165	380,625	48,540
Depreciation, depletion and amortization	247,865	235,084	12,781
Taxes, other than income taxes	84,961	78,329	6,632
Accretion expense	6,178	4,935	1,243

Total operating expenses	1,085,157	1,005,027	80,130

Operating Income	493,377	435,393	57,984

Other Income (Expense)
Interest expense	(39,222)	(39,379)	157
Other income	4,285	4,972	(687)
Other expense	(643)	(690)	47

Total other expense	(35,580)	(35,097)	(483)

Income Before Income Taxes	457,797	400,296	57,501
Income tax expense	166,990	143,971	23,019

Net Income	$290,807	$256,325	$34,482

Diluted Earnings Per Average Common Share	$4.04	$3.57	$0.47

Basic Earnings Per Average Common Share	$4.05	$3.58	$0.47

Diluted Avg. Common Shares Outstanding	72,051	71,885	166

Basic Avg. Common Shares Outstanding	71,845	71,667	178

Dividends Per Common Share	$0.52	$0.50	$0.02

SELECTED BUSINESS SEGMENT DATA (UNAUDITED)

For the 3 months ending December 31, 2010 and 2009

	4th Quarter		Change
(in thousands, except sales price data)	2010	2009
Oil and Gas Operations
Operating revenues
Natural gas	$118,633	$116,686	$1,947
Oil	113,082	80,163	32,919
Natural gas liquids	18,626	19,042	(416)
Other	2,110	497	1,613

Total	$252,451	$216,388	$36,063

Production volumes
Natural gas (MMcf)	18,156	17,805	351
Oil (MBbl)	1,397	1,234	163
Natural gas liquids (MMgal)	21.3	19.3	2.0
Total production volumes (MMcfe)	29,588	27,965	1,623
Revenue per unit of production including effects of all derivative instruments
Natural gas (Mcf)	$6.53	$6.55	$(0.02)
Oil (barrel)	$80.93	$64.98	$15.95
Natural gas liquids (gallon)	$0.87	$0.99	$(0.12)
Other data
Lease operating expense (LOE)
LOE and other	$46,215	$47,054	$(839)
Production taxes	11,659	11,492	167

Total	$57,874	$58,546	$(672)

Depreciation, depletion and amortization	$53,176	$49,900	$3,276
General and administrative expense	$12,230	$14,384	$(2,154)
Capital expenditures	$330,972	$73,975	$256,997
Exploration expense	$10,217	$8,860	$1,357
Operating income	$117,344	$83,368	$33,976

Natural Gas Distribution
Operating revenues
Residential	$80,441	$94,097	$(13,656)
Commercial and industrial	31,442	36,013	(4,571)
Transportation	15,006	15,044	(38)
Other	(5,249)	1,263	(6,512)

Total	$121,640	$146,417	$(24,777)

Gas delivery volumes (MMcf)
Residential	4,790	5,137	(347)
Commercial and industrial	2,250	2,320	(70)
Transportation	12,491	11,129	1,362

Total	19,531	18,586	945

Other data
Depreciation and amortization	$9,662	$12,876	$(3,214)
Capital expenditures	$17,756	$20,702	$(2,946)
Operating income	$19,005	$15,140	$3,865

SELECTED BUSINESS SEGMENT DATA (UNAUDITED)

For the 12 months ending December 31, 2010 and 2009

	Year-to-date
(in thousands, except sales price data)	2010	2009	Change
Oil and Gas Operations
Operating revenues
Natural gas	$483,935	$460,370	$23,565
Oil	404,625	284,750	119,875
Natural gas liquids	65,161	67,254	(2,093)
Other	5,041	10,172	(5,131)

Total	$958,762	$822,546	$136,216

Production volumes
Natural gas (MMcf)	70,924	72,337	(1,413)
Oil (MBbl)	5,131	4,690	441
Natural gas liquids (MMgal)	79.0	75.2	3.8
Total production volumes (MMcfe)	112,989	111,224	1,765
Revenue per unit of production including effects of all derivative instruments
Natural gas (Mcf)	$6.82	$6.36	$0.46
Oil (barrel)	$78.86	$60.72	$18.14
Natural gas liquids (gallon)	$0.83	$0.89	$(0.06)
Other data
Lease operating expense (LOE)
LOE and other	$182,180	$181,777	$403
Production taxes	42,721	35,652	7,069

Total	$224,901	$217,429	$7,472

Depreciation, depletion and amortization	$203,821	$184,089	$19,732
General and administrative expense	$52,549	$52,214	$335
Capital expenditures	$717,782	$427,399	$290,383
Exploration expense	$64,584	$10,234	$54,350
Operating income	$406,729	$353,645	$53,084

Natural Gas Distribution
Operating revenues
Residential	$414,870	$399,760	$15,110
Commercial and industrial	159,658	162,141	(2,483)
Transportation	57,049	54,312	2,737
Other	(11,805)	1,661	(13,466)

Total	$619,772	$617,874	$1,898

Gas delivery volumes (MMcf)
Residential	24,463	20,921	3,542
Commercial and industrial	10,985	9,934	1,051
Transportation	46,479	40,903	5,576

Total	81,927	71,758	10,169

Other data
Depreciation and amortization	$44,042	$50,995	$(6,953)
Capital expenditures	$93,566	$77,809	$15,757
Operating income	$88,383	$83,984	$4,399